Exhibit 10.37

AMENDED AND RESTATED
FUND II INVESTMENT MANAGEMENT AGREEMENT

Dated as of April 9, 2001

ARTICLE I	RETENTION; SERVICES AND POWERS OF INVESTMENT MANAGER	2

1.1	Retention of Investment Manager	2

1.2	Services to be Performed by Investment Manager	2

1.3	Presentation, Negotiation and Closing of Investment Opportunities	3

1.4	Key Personnel	5

1.5	Miscellaneous	5

ARTICLE II	COMPENSATION OF THE INVESTMENT MANAGER; FEES AND EXPENSES	5

2.1	Investment Manager Compensation	5

2.2	Investment Manager Expenses	6

2.3	Fund Expenses	6

ARTICLE III	EXCULPATION AND INDEMNIFICATION	7

3.1	Exculpation and Indemnification	7

ARTICLE IV	MISCELLANEOUS	9

4.1	Duration and Termination	9

4.2	Status of Investment Manager as Independent Contractor	10

4.3	Notices	10

4.4	Governing Law	12

4.5	Severability	12

4.6	Entire Agreement	12

4.7	Binding on Successors	12

4.8	Headings	12

4.9	Waiver	12

4.10	Amendment	12

4.11	No Third-Party Rights	12

4.12	Counterparts	12

AMENDED AND RESTATED
FUND II INVESTMENT MANAGEMENT AGREEMENT

This AMENDED AND RESTATED INVESTMENT MANAGEMENT AGREEMENT is entered into as of April 9, 2001 (this “Agreement”), by and among CT Investment Management Co. LLC, a Delaware limited liability company (the “Investment Manager”), CT MP II LLC, a Delaware limited liability company (the “General Partner”), and, solely with respect to Sections 1.3(e) and 2.3 and Articles III and IV hereof,  CT Mezzanine Partners II LP, a Delaware limited partnership (the “Fund”), and amends and restates the Investment Management Agreement, entered into as of March 8, 2000 (the “Original Agreement”), by and among the Investment Manager, the General Partner and the Fund.  All definitions not expressly provided herein shall be those set forth in the Limited Partnership Agreement of the Fund, as the same may be amended from time to time (the “Fund Partnership Agreement”), and the Venture Agreement (as defined below).

PRELIMINARY STATEMENT

A.                                   The General Partner is the general partner of the Fund.  Pursuant to the general partner management agreement, as the same may be amended from time to time (the “General Partner Management Agreement”), by and between the General Partner and the Fund, the Fund will pay a fund management fee to the General Partner (the “Fund Management Fee”) in consideration of certain fund management services to be provided by the General Partner to the Fund and any Vehicles.

B.                                     Pursuant to the Original Agreement, the General Partner retained the Investment Manager to provide certain investment management services, subject to the supervision and direction of the General Partner’s management committee (the “Management Committee”), as provided in the Fund Partnership Agreement.

C.                                     The parties hereto wish to amend and restate the Original Agreement.

D.                                    Capital Trust, Inc., a Maryland corporation (“CT”), CT-F1, LLC, a Delaware limited liability company (“CT-F1”), CT-F2-GP, LLC, a Delaware limited liability company (“CT-F2-GP”), CT-F2-LP, LLC, a Delaware limited liability company (“CT-F2-LP”) and the Investment Manager (collectively, the “CT Parties”) and Travelers Limited Real Estate Mezzanine Investments I, LLC, a Delaware limited liability company (“Limited REMI I”), Travelers General Real Estate Mezzanine Investments II, LLC, a Delaware limited liability company (“General REMI II”), Travelers Limited Real Estate Mezzanine Investments II, LLC, a Delaware limited liability company (“Limited REMI II”) (collectively, the “CIG Parties”) are parties to an amended and restated  venture agreement, dated as of                           , 2001, as the same may be amended from time to time (the “Venture Agreement”).

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Investment Manager, the General Partner (in its individual capacity and not as the general partner of the Fund) and the Fund agree as follows:

ARTICLE I

RETENTION; SERVICES AND POWERS
OF INVESTMENT MANAGER

1.1                                 Retention of Investment Manager.  The General Partner hereby appoints the Investment Manager (subject to the following provisions of this Agreement) as the exclusive investment manager of the Fund on behalf of the General Partner and to provide the services to the General Partner described in Section 1.2 of this Agreement.

1.2                                 Services to be Performed by Investment Manager.  The Investment Manager shall be responsible for the day-to-day management of the investments of the Fund, subject to the supervision and direction of and any approval required by the Management Committee.  Services to be rendered by the Investment Manager to the General Partner shall include the following:

(a)                                  The Investment Manager shall identify, evaluate and negotiate investment opportunities (“Investment Opportunities”) for presentation to the General Partner on behalf of the Fund in accordance with and subject to the restrictions and limitations contained in Section 1.3 hereof.

(b)                                 The Investment Manager shall make investment recommendations to the General Partner relating to the making of Investments.

(c)                                  The Investment Manager shall monitor Investments on a day-to-day basis, including arranging for the accounting, budgeting, safekeeping and administration of Investments.

(d)                                 The Investment Manager shall, on behalf of the General Partner, develop and administer the Fund’s and any Vehicle’s financial and accounting reporting functions, treasury and cash or management functions and internal control and audit functions.

(e)                                  The Investment Manager shall work together with the Management Committee to submit to the Limited Partners of the Fund the following reports which, in the case of the items described in clauses (i)(A) and (B) and (ii)(A), (B) and (C) below, shall be prepared in accordance with GAAP:

(i)                                     within sixty (60) days after the end of each fiscal quarter, unless such quarter is the last fiscal quarter, an unaudited report setting forth as of the end of such fiscal quarter:

(A)                              a balance sheet of the Fund;

(B)                                an income statement of the Fund for such fiscal quarter; and

(C)                                a status report of the Fund’s Investments and activities during such fiscal quarter, including summary descriptions of Investments made and disposed of by the Fund during such fiscal quarter.

(ii)                                  within ninety (90) days after the end of each Partnership Year (as defined in the Fund Partnership Agreement), an audited report setting forth as of the end of such Partnership Year:

(A)                              a balance sheet of the Fund;

(B)                                an income statement of the Fund for such Partnership Year;

(C)                                a statement of each Partner’s Capital Account (as defined in the Fund Partnership Agreement); and

(D)                               a status report of the Fund’s Investments and activities during such year, including summary descriptions of Investments made and disposed of by the Fund during such year.

(iii)                               An unaudited quarterly report on operations which will include an income statement, a balance sheet, a statement of cash flows, and statement of the Fund’s equity.  The report will present the income statement and statement of cash flows on both a quarterly basis and a year-to-date basis.  The report also will compare actual operations to those projected in the Annual Operating Budget.  The report will be delivered to members of the Management Committee within 30 business days after the last day of each month.

(iv)                              Annual audited financial statements certified to be in accordance with GAAP within 60 days of the fiscal year end.

(v)                                 Any other reports the General Partner or the Investment Manager are required to provide to the General Partner, the Fund or its Limited Partners pursuant to the Fund Partnership Agreement.

(f)                                    The Investment Manager shall obtain, at the expense of the General Partner, director and officer/manager liability insurance, and other liability insurance and business insurance customary for businesses like that of the Investment Manager.  The liability  insurance coverages shall provide for full tail coverage (on an occurrence basis during the term of the Fund) for a minimum of three years following the date of the dissolution of the Fund.

1.3                                 Presentation, Negotiation and Closing of Investment Opportunities.  During the period beginning on the date hereof and ending on the date of the expiration of the Investment Period, the Investment Manager shall take the following actions with respect to each Investment Opportunity; provided, however, that the Investment Manager may take all or some of the following actions solely with respect to Follow-on Investments after the expiration of the Investment Period:

(a)                                  Originations.  The Investment Manager shall use its best efforts to originate, and present to the General Partner on behalf of the Fund, Investment Opportunities.

(b)                                 Investment Opportunity Reports.  For each Investment Opportunity, the Investment Manager will prepare and deliver to the General Partner a report regarding such Investment Opportunity, substantially in the form of the sample report attached as Exhibit A hereto (an “Investment Opportunity Report”).

(c)                                  Fund Commitments.  For each Investment Opportunity that the Investment Manager presents to the General Partner, the Investment Manager shall, upon not less than three business days prior written notice to each member of the Management Committee, schedule a meeting between the Investment Manager and such members regarding such Investment Opportunity (an “Investment Opportunity Meeting”). Within two business days prior to each Investment Opportunity Meeting, the Investment Manager shall deliver to each such member a copy of the Investment Opportunity Report and each other report regarding the related Investment Opportunity.  Following an Investment Opportunity Meeting, the General Partner shall notify the Investment Manager of its determination to either cause the Fund, either directly or through a Vehicle, to acquire an Investment in such Investment Opportunity or cause the Fund to decline to acquire an Investment in such Investment Opportunity.  In the event that the General Partner has approved the acquisition by the Fund of an Investment in an Investment Opportunity, the General Partner shall deliver to the Investment Manager a written commitment for the Fund to acquire such Investment, in a form acceptable to the General Partner and the Investment Manager, which commitment shall state the terms and conditions upon which the General Partner has committed to cause the Fund to acquire such Investment (a “Fund Commitment”).  Each Fund Commitment shall require that the proposed borrower related to the applicable Investment Opportunity certify that such proposed borrower is not an affiliate of Capital Trust, Inc. or Citigroup Inc. (a “Non-Affiliate Certification”).  The General Partner shall be deemed to have declined to cause the Fund to acquire an Investment in an Investment Opportunity if the General Partner fails to promptly notify the Investment Manager following an Investment Opportunity  Meeting of the General Partner’s determination to cause the Fund to either acquire an Investment in an Investment Opportunity or decline to acquire such an Investment.

(d)                                 Investment Manager Commitments.  Upon its receipt of a Fund Commitment, the Investment Manager may issue its own funding commitment, on the same terms and conditions as such Fund Commitment, to the related proposed borrower (an “Investment Manager Commitment”).  The Investment Manager shall obtain an executed Investment Manager Commitment and Non-Affiliate Certification from such borrower.

(e)                                  Closings.  The Investment Manager shall close each Investment Opportunity for which all of the conditions of the related Investment Manager Commitment and Fund Commitment have been satisfied by utilizing documentation acceptable to the General Partner (the “Documents”).  The  Investment Manager may, in its reasonable discretion, but in no event contrary to the terms of the related Fund Commitment,  negotiate with a proposed borrower regarding the terms of the Documents and make modifications to such Documents provided that such Documents as so modified do not materially differ from the form of the

Documents approved in the Fund Commitment.  In connection with each such closing, the Investment Manager may retain counsel of its own choice.

(f)                                    Indemnification.  In accordance with the terms of Section 3.1(b) hereof, and provided that the Investment Manager is in material compliance with the provisions of Sections 1.3(d) and (e) hereof, the Fund shall indemnify, defend and hold the Investment Manager harmless against any Damages (as defined in Section 3.1(a)) that any Indemnified Party (as defined in Section 3.1(a)) may suffer in the event that the Fund does not acquire an Investment in an Investment Opportunity (i) for which the Fund has issued a Fund Commitment, (ii) for which the Investment Manager has issued an Investment Manager  Commitment, and (iii) for which all of the closing conditions in such Fund Commitment and Investment Manager Commitment  have been satisfied.

1.4                                 Key Personnel.  The Investment Manager shall cause at least one ‘Key Individual’ and one ‘Senior Manager’ (as from time to time designated by the Investment Manager and reasonably acceptable to General REMI II) to devote a substantial portion of their time and energy to the performance of the Investment Manager’s duties under this Agreement.  The Investment Manager has initially designated John R. Klopp as a Key Individual and each of Stephen D. Plavin and Edward L. Shugrue as a Senior Manager and General REMI II hereby accepts each such designation.

1.5                                 Miscellaneous.  To the extent that the performance of the duties set forth in this Agreement places any affirmative regulatory obligations upon the Investment Manager, the Investment Manager shall not be deemed to have accepted such duties unless and until it complies with any and all applicable laws and regulations.  The Investment Manager, in its performance of its duties hereunder, shall act in conformity with the instructions and directions of the General Partner and the Management Committee and comply with and conform to the requirements of all applicable federal and state laws, regulations and rulings.

ARTICLE II

COMPENSATION OF THE INVESTMENT MANAGER; FEES AND EXPENSES

2.1                                 Investment Manager Compensation.  As compensation for its services hereunder, the General Partner shall pay to the Investment Manager a management fee which shall be equal to the Investment Management Fee in accordance with Section 2.11 of the Venture Agreement.  The Investment Management Fee shall accrue and be payable quarterly in advance in the manner and at the times set forth in Section 2.11 of the Venture Agreement (which is incorporated herein by reference). Within 90 days of the end of each calendar year, the General Partner and the Investment Manager shall jointly calculate and determine the aggregate Investment Management Fee that accrued to the Investment Manager for such year.  As provided in the Venture Agreement, to the extent the amount of Investment Management Fee payments actually received by the Investment Manager during such year exceeded the calculated amount, such excess shall be applied to the Investment Management Fee payments to be made to the Investment Manager in the next quarter(s) until recouped; provided, however, that if upon termination of this Agreement any portion of such excess amount remains unpaid, the Investment Manager shall pay the General Partner such remaining excess amount in full as promptly as practicable after such termination.  As provided in the Venture Agreement, to the extent the calculated amount exceeds the amount of Investment Management Fee payments actually received by the Investment Manager, the General Partner shall pay the Investment Manager the difference between such amounts.  The General Partner shall fund the payment of the Investment Management Fee from funds obtained on account of the Fund Management Fee (as well as from its General Partner Incentive Amount as contemplated by the Limited Partnership Agreement) received from the Fund as promptly as practicable after the calculation of such excess amount. In the event that the Fund or any Vehicle acquires or pursues an Investment in which the related borrower with respect to such Investment pays any transaction fees which are directly related to the activities or operations of the Fund and any Vehicles, including origination, acquisition, disposition, financing, break-up or other similar fees, and any such fees are received by the General Partner, the Investment Manager or any Affiliate of the General Partner or the Investment Manager,  the General Partner shall apply such fees in the following manner: (a) first, to reimburse the General Partner and the Investment Manager for any Non-Consummated Investment Expenses (as defined in Section 2.2 hereof) incurred by such parties and not otherwise reimbursed, (b) second, to reimburse the General Partner and the Investment Manager for any Operating Expenses (as defined in Section 2.3 hereof) incurred by such parties and not otherwise reimbursed and (c) third, to pay or prepay the Investment Management Fee payable hereunder.

2.2                                 Investment Manager Expenses.  The Investment Manager shall bear the following ordinary day-to-day expenses incidental to the performance by the Investment Manager of its obligations hereunder:  (i) all costs and expenses of the office space, facilities, utility service, supplies and necessary administrative and clerical functions connected with the Investment Manager’s operations, (ii) all costs and expenses incurred in developing, negotiating, structuring or otherwise dealing with proposed Investments which are not consummated by the Fund, including, without limitation, any investment banking, engineering, appraisal, environmental, travel, legal and accounting expenses and other fees and out-of-pocket costs related thereto (all such expenses, collectively, the “Non-Consummated Investment Expenses”), and (iii) compensation of all employees who are engaged in the operation or management of the Investment Manager’s business (collectively, “Administrative Expenses”).

2.3                                 Fund Expenses.  Without limiting the provisions of Section 2.2 above, the Investment Manager shall not bear nor be charged with any costs or expenses of the Fund’s or any Vehicle’s activities and operations, all of which shall be borne by or otherwise charged to the Fund and such Vehicles, including costs and expenses arising from activities and operations prior to the date of this Agreement and including, without limitation, to the extent directly related to the Fund, any Vehicles and their Investments: (i) all costs and expenses, incurred in developing, negotiating, structuring, acquiring, financing, disposing, or otherwise dealing with consummated Investments, including, without limitation, any investment banking, engineering, appraisal, environmental, travel, legal and accounting expenses and other fees and out-of-pocket costs related thereto, and the costs of rendering financial assistance to or arranging for financing for any assets or businesses constituting Investments or for working capital or other Partnership purposes; (ii) all costs and expenses, if any, incurred in monitoring Investments, including, without limitation, any engineering, environmental, travel, third-party payment processing, legal and accounting expenses and other fees and out-of-pocket costs related thereto; (iii) all costs and expenses, if any, incurred in disposing of or otherwise dealing with Investments, including, without limitation, any investment banking, engineering, appraisal, environmental, travel, legal and accounting expenses and other fees and out-of-pocket costs related thereto, and the costs of rendering financial assistance to or arranging for financing for any assets or businesses constituting Investments; (iv) taxes of the Fund and any Vehicles, fees of auditors, counsel and other advisors of the Fund and any Vehicles, insurance costs of the Fund and any Vehicles and costs related to litigation and threatened litigation involving the Fund and any Vehicles; (v) expenses associated with third party accountants, attorneys and tax advisors with respect to the Fund and any Vehicles and their activities, including the preparation and auditing of financial reports and statements and other similar matters, and costs associated with the distribution of financial and other reports and capital call notices to the Partners in the Fund and costs associated with Fund meetings and any meetings of shareholders, partners, members or directors of any Vehicles; (vi) brokerage commissions and other investment costs incurred by or on behalf of the Fund and any Vehicles and paid to third parties; (vii) all costs and expenses associated with  obtaining and maintaining insurance for the Fund and its assets, other than the costs and expenses of the insurance contemplated by Section 1.2(f) hereof; (viii) fees incurred in connection with the maintenance of bank or custodian accounts; (ix) all expenses incurred in connection with the registration of the Fund’s and any Vehicles’ securities under applicable securities laws or regulations; and (x) all expenses of the Fund and any Vehicles that are not normally recurring operating expenses (all such expenses, collectively, the “Operating Expenses”).  To the extent that any Operating Expenses are paid by the General Partner or the Investment Manager, the General Partner and the Investment Manager, in accordance with the provisions of Section 2.1 hereof, may apply the fees described in such Section towards the reimbursement of such Operating Expenses and, to the extent not so reimbursed, such Operating Expenses shall be reimbursed by the Fund or any Vehicle; provided, however, that the Fund and any Vehicles shall be obligated to reimburse the Investment Manager for Operating Expenses only to the extent that such Operating Expenses are incurred on behalf of the Fund or any Vehicle.  The amount of Operating Expenses to be borne by the Fund or any Vehicle is not subject to any maximum amount.

ARTICLE III

EXCULPATION AND INDEMNIFICATION

3.1                                 Exculpation and Indemnification.  (a)  Neither the Investment Manager nor any of its partners, affiliates, directors, officers, employees, shareholders, members and other agents (each, an “Indemnified Party”) shall be liable to the General Partner, the Fund, any Vehicle or to the Partners of the Fund for monetary damages for any losses, claims, damages or liabilities (“Damages”) arising from any act performed or omitted by such parties arising out of or in connection with the performance by Investment Manager of its services under this Agreement or the Fund’s or any Vehicle’s business or affairs, including, without limitation, all activities of the type or character disclosed in the Fund’s confidential private placement memorandum, as it may have been supplemented or amended (such disclosure being incorporated herein by reference), except to the extent that any such Damages are primarily attributable to the gross negligence or willful misconduct of such Indemnified Party.

(b)                                 (1)                                  The Fund shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless the Indemnified Parties against any Damages to which the Indemnified Party may become subject in connection with any matter arising out of or in connection with the performance by Investment Manager of its services under this Agreement or the Fund’s business or affairs, except, with respect to any Indemnified Party to the extent that any such Damages are primarily attributable to the gross negligence or willful misconduct of such Indemnified Party.  If the Indemnified Party becomes involved in any capacity in any action, proceeding or investigation in connection with any matter arising out of or in connection with the performance by Investment Manager of its services under this Agreement or the Fund’s business or affairs, the Fund shall reimburse the Indemnified Party for its reasonable legal and other expenses (including the cost of any investigation and preparation) as they are incurred in connection therewith; provided that the Indemnified Party shall promptly repay to the Fund the amount of any such reimbursed expenses paid to it if it shall ultimately be finally determined that the Indemnified Party was not entitled to be indemnified by the Fund in connection with such action, proceeding or investigation.  If for any reason (other than by reason of the exclusions from indemnification hereinabove set forth) the foregoing indemnification is unavailable to the Indemnified Party, or insufficient to hold it harmless, then the Fund shall contribute to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect the relative benefits received by the Fund on the one hand and the Indemnified Party on the other hand or, if such allocation is not permitted by applicable law, to reflect not only the relative benefits referred to above but also any other relevant equitable considerations.

(2)                                  The provisions of this Section 3.1(b) shall survive for a period of three years from the date of dissolution of the Fund; provided that if at the end of such period there are any actions, proceedings or investigations then pending, the Indemnified Party shall notify the General Partner and the General Partner shall so notify the Fund and the Partners of the Fund at such time (which notice shall include a brief description of each such action, proceeding or investigation and the liabilities asserted therein) and the provisions of this Section 3.1(b) shall survive with respect to each such action, proceeding or investigation set forth in such notice (or any related action, proceeding or investigation based upon the same or similar claim) until the date that such action, proceeding or investigation is finally resolved; and provided, further, that the obligations of the Fund under this Section 3.1(b) shall be satisfied solely out of Fund assets, subject to the right of the liquidator of the Fund to establish reserves, pursuant to the Fund Partnership Agreement for contingent obligations under this Section 3.1(b).

(c)                                  No member of the General Partner or Partner of the Fund shall have any obligation to the Fund or any other Partner of the Fund to bring or join in any action in defense of an Indemnified Party pursuant to Section 3.1 (a) or (b).  Nothing contained in this Section 3.1 shall be construed as any waiver of insurance claims or recoveries by the Fund or an Indemnified Party.

(d)                                 The remedies of an Indemnified Party under this Article III shall be non-exclusive and, without duplication, each such Indemnified Party may pursue any other remedy provided in law or equity.

(e)                                  The provisions of this Article III shall inure to the benefit of the Indemnified Parties, and any successors, assigns, heirs and personal representatives of such Indemnified Parties.

(f)                                    The Fund covenants and agrees to call for Capital Contributions from its Partners, to the extent permitted in the Fund Partnership Agreement, to satisfy the Fund’s obligations under this Article III.

ARTICLE IV

MISCELLANEOUS

4.1                                 Duration and Termination.  If (a) any of the following events shall occur (each an “Investment Manager Removal Event”): (i) a Bankruptcy or an event specified in Section 17-402(a)(8) of the Act occurs with respect to the Investment Manager; (ii) the Investment Manager is grossly negligent or commits willful misconduct in the performance of its material duties under this Agreement, resulting in material damages to the General Partner and/or the Fund; (iii) the Investment Manager commits an act of fraud involving the General Partner and/or the Fund (which results in material damages to the General Partner and/or the Fund), or intentionally misappropriates significant funds of the General Partner and/or the Fund; (iv) the termination or liquidation of the Fund; (v) the Investment Manager materially breaches this Agreement and such breach is not remedied in all material respects within 30 days after the Investment Manager’s receipt of written notice from General REMI II; (vi) upon the occurrence of an Event of Default as a result of a Default by CT-F2-GP (as such terms are defined in Section 11.1 of the Limited Liability Company Agreement of CT MP II LLC (the “GP Agreement”)) and the election by General REMI II to pursue a remedy pursuant to Section 11.2 of the GP Agreement; and (vii) upon the occurrence of an event of default as a result of a default by CT-F2-LP under the Fund Partnership Agreement where such default is not remedied in all material respects within the cure period provided in the Fund Partnership Agreement and (b) General REMI II, on behalf of CT MP II LLC, elects to pursue a remedy as provided by the Fund Partnership Agreement; then General REMI II may deliver a written notice to the Investment Manager and the General Partner (the “Investment Manager Removal Notice”) stating that the Investment Manager shall be removed as Investment Manager under this Agreement and setting forth a description of the relevant Investment Manager Removal Event(s).  The Investment Manager shall be deemed to be removed on the date of the Investment Manager Removal Notice or, if such removal is pursuant to clause (iv), upon the end of the liquidation of the Fund.  Upon the removal of the Investment Manager pursuant to this Section, General REMI II shall automatically succeed the Investment Manager as the interim investment manager to the Fund (the “Interim Successor Manager”) on the same terms and conditions contained herein (other than Section 1.4 hereof) and shall, together with its designees (as determined by General REMI II in its discretion), perform the services of the Investment Manager as provided herein.  Within ninety (90) days after the date of the removal of the Investment Manager in accordance with the terms hereof, the Interim Successor Manager shall propose to the Partners of the Fund a permanent successor manager (which may be the Interim Successor Manager) to succeed the Interim Investment Manager as the investment manager to the Fund.  The affirmative vote of the holders of a majority of the Interests in the Fund (the Interests of the General Partner and its Affiliates in the Fund shall not be counted for the purposes of performing this calculation) shall be required to appoint any proposed permanent successor manager as the permanent successor investment manager to the Fund (the “Permanent Successor Manager”).  In the event that the successor manager proposed by the Interim Successor Manager to the Partners of the Fund is not so appointed by such holders, then the Interim Successor Manager shall propose other successor managers to the Partners of the Fund until one such proposed successor manager is so appointed by such holders.

Without limiting the foregoing, this Agreement shall terminate upon the removal of the General Partner as general partner of the Fund pursuant to the Fund Partnership Agreement.

Any dispute which arises under this Agreement shall be resolved pursuant to Section 4.2 of the Venture Agreement.

4.2                                 Status of Investment Manager as Independent Contractor.  The Investment Manager shall, for all purposes herein, be deemed to be an independent contractor of the General Partner and shall, unless otherwise authorized by the General Partner from time to time, have no authority to bind, act for or represent the General Partner or the Fund in any way or otherwise be deemed an agent of the General Partner or the Fund. The Investment Manager may provide services similar to the services contemplated herein or otherwise to parties other than the General Partner or the Fund and may transact any other business with any such third parties on such terms as the Investment Manager determines in its sole discretion.

4.3                                 Notices.  Any notices required hereunder shall be in writing and shall be deemed given when delivered in person or by courier or when sent by first-class registered or certified mail or by national prepaid overnight delivery service to the parties at such addresses as any party may from time to time specify by notice.

If to the General Partner, at:

CT MP II LLC
c/o CT-F2-GP, LLC
c/o Capital Trust, Inc.
410 Park Avenue, 14th Floor
New York, NY 10022
Attn: Edward L. Shugrue III

And

CT MP II LLC
c/o Travelers General Real Estate
Mezzanine Investments II LLC
205 Columbus Boulevard, 9PB
Hartford, CT 06183-2030
Attn: Duane Nelson, Esq.
Real Estate Investment Number: 12833

with a copy to:

Paul, Hastings, Janofsky & Walker LLP
399 Park Avenue
New York, NY 10022
Attn: Thomas E. Kruger, Esq.

And

Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Attn: Stanley M. Johnson, Esq.

If to the Fund, at:

CT Mezzanine Partners II LP
c/o Travelers General Real Estate
Mezzanine Investments II, LLC
205 Columbus Boulevard, 9PB
Hartford, CT 06183-2030
Attn: Duane Nelson, Esq.
Real Estate Investment Number: 12833

with a copy to:

Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Attn: Stanley M. Johnson, Esq.

If to the Investment Manager, at:

CT Investment Management Co. LLC
c/o Capital Trust, Inc.
410 Park Avenue, 14th Floor
New York, NY 10022
Attn: Edward L. Shugrue III

with a copy to:

Paul, Hastings, Janofsky & Walker LLP
399 Park Avenue
New York, NY 10022
Attn: Thomas E. Kruger, Esq.

4.4                                 Governing Law.  This Agreement shall be governed, construed, administered and regulated in all respects under the laws of the State of New York (without regard to the principles thereof regarding conflicts of laws) to the extent such laws are not preempted or superseded by the laws of the United States.

4.5                                 Severability. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held to be contrary to any express provision of law or contrary to policy of express law, though not expressly prohibited, or to be against public policy, or shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

4.6                                 Entire Agreement.  This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes any prior agreement or understanding among the parties hereto with respect to the subject matter hereof.

4.7                                 Binding on Successors.  This Agreement shall be binding upon the Fund, the General Partner, the Investment Manager and their respective successors and assigns.  However, no assignment of this Agreement shall be made without the prior written consent of the Fund.

4.8                                 Headings.  The headings used in this Agreement are inserted for reference purposes only and shall not be deemed to limit or affect in any way the meaning or interpretation of any of the terms or provisions herein.

4.9                                 Waiver.  Any failure of any party to comply with any obligation or agreement herein may be waived in writing by the other party but such waiver or failure to insist upon strict compliance with such obligation or agreement shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

4.10                           Amendment.  This Agreement may be amended, modified, or supplemented only by written agreement of the parties hereto.

4.11                           No Third-Party Rights.  Nothing in this Agreement shall be deemed to create any right in any person not a party hereto (other than the permitted successors and assigns of a party hereto) and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third party (except as aforesaid).

4.12                           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement is hereby executed as of the date first hereinabove written.

CT INVESTMENT MANAGEMENT CO. LLC			CT MP II LLC
			By:	/s/ Michael Watson
By:	Capital Trust, Inc., as sole Member		Name:	Michael Watson
			Title:	Vice President
	By:	/s/ Edward L. Shugrue, III
		Name: Edward L. Shugrue, III	CT MEZZANINE PARTNERS II L.P.
Title: CFO
			By:	CT MP II LLC, as General Partner

				By:	/s/ Michael Watson
				Name:	Michael Watson
				Title:	Vice President

Exhibit A

Sample Investment Opportunity Report

[Attached]